

<ARTICLE>                     5
<LEGEND>

                           ARTICLE 5 OF REGULATION S-X
                       COMMERCIAL AND INDUSTRIAL COMPANIES
       FINANCIAL DATA SCHEDULE WORKSHEET FOR: BROOKMOUNT EXPLORATIONS INC.

                                     1 OF 2

   Review the following list of tags for Article 5 and fill in the correct data in the column(s) provided. Generally only one column of information will be required, however, two columns are provided if required in the Financial Data
Schedule.

   Unless otherwise noted, all tags are required. A response is required for each item within the schedule. Use the value "0" (zero) if information is inapplicable, or unknown. Duplicates may not be used to state financial data except as indicated.

   To include a footnote, place a number in parentheses next to the value and provide the text of each corresponding footnote at the end of the worksheet form.

</LEGEND>
<CIK>                         0001122993
<NAME>                        BROOKMONT EXPLORATIONS INC.
<MULTIPLIER>                                   1
<CURRENCY>                                     0

<PERIOD-TYPE>                  8-MOS
<FISCAL-YEAR-END>                              JUL-31-2000
<PERIOD-START>                                 DEC-09-1999
<PERIOD-END>                                   JUL-31-2000
<EXCHANGE-RATE>                                1,000
<CASH>                                         2,074
<SECURITIES>                                   0
<RECEIVABLES>                                  0
<ALLOWANCES>                                   0
<INVENTORY>                                    0
<CURRENT-ASSETS>                               2,074
<PP&E>                                         0
<DEPRECIATION>                                 0
<TOTAL-ASSETS>                                 2,074
<CURRENT-LIABILITIES>                          (2,313)
<BONDS>                                        0
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       (27,480)
<OTHER-SE>                                     27,719
<TOTAL-LIABILITY-AND-EQUITY>                   (2,074)
<SALES>                                        0
<TOTAL-REVENUES>                               0
<CGS>                                          0
<TOTAL-COSTS>                                  0
<OTHER-EXPENSES>                               27,719
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             0
<INCOME-PRETAX>                                0
<INCOME-TAX>                                   0
<INCOME-CONTINUING>                            0
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   (27,719)
<EPS-BASIC>                                    0
<EPS-DILUTED>                                  0



